Exhibit 10.23

AMENDMENT #1 OF THE EMPLOYMENT AGREEMENT ENTERED INTO BY AND BETWEEN COMUNICACIONES NEXTEL DE MÉXICO, S.A. DE C.V. (THE “COMPANY”) AS EMPLOYER, HEREIN REPRESENTED BY ANTONIO GARZA CÁNOVAS, AND SALVADOR ÁLVAREZ VALDÉS (THE “EMPLOYEE”), ON HIS OWN RIGHT, PURSUANT TO THE FOLLOWING.

R E P R E S E N T A T I O N S

I. The Company represents that it is a business corporation duly incorporated according to the laws of Mexico, mainly engaged in rendering mobile telecommunication services to the public; that its main place of business is located at Paseo de los Tamarindos #90, Floor 24, Col. Bosques de las Lomas, Del. Cuajimalpa, C.P. 05120, Tax Id CNM980114 PI2 and Social Security Number Y54-35206-10-6.

II. The Employee represents that he is a Mexican national, of 49 years of age, married, and that his address is located at Calle de Montaña No. 161, House 4, Col. Jardines del Pedregal, Mexico, DF, with CURP AAVS651120HNELL08, Tax Id AAVS651120CK4 and Social Security Number 01926504984.

III. The Company and the Employee declare that on July 3, 2014, they entered into an Individual Employment Agreement (the “Agreement”) pursuant to which the Company hired the Employee to serve as “President”; a position that the Employee has held since July 14, 2014, as set forth in Clause 22 of the Agreement.

BY VIRTUE OF THE FOREGOING, the parties enter into this amendment of the Agreement and agree to the following:

C LA U S E S

Clause 1.    Purpose of This Amendment.

1.1    The purpose of this Amendment is to eliminate Clause 6.2 of the Agreement and amend Clause 6.4 of the Agreement to read as follows:

“6.4    Currency of Payment. It is agreed and understood between the parties hereto that all payments to be made by the Company to the Employee, including without limitation, the payment of the gross base monthly salary set forth in Clause 6.1 of this Agreement, will be made in Mexican Pesos and calculated as follows:

(i) the gross base monthly salary of USD$51,923.00, will be paid at the agreed exchange rate of $13 pesos per US$1 dollar pursuant to Clause 6.1 of this Agreement;

(ii) in the event that eight days before the day of payment, the exchange rate published in the Official Gazette is greater than $13 pesos per each US$1 dollar, the Company will calculate the exchange rate difference and pay the Employee on the corresponding payment date an exchange rate bonus (“Exchange Rate Bonus”) equivalent to such difference, which will be additional to the $675,000.00 (SIX HUNDRED AND SEVENTY FIVE THOUSAND PESOS 00/100) obtained from converting the gross base monthly salary of USD$51,923.00 at the agreed exchange rate of $13 pesos per US$1 dollar;

(iii) the Company will pay the above-mentioned Exchange Rate Bonus after all applicable withholdings, taxes and reductions are made;

(iv) the bonus payments set forth in Clause 14 of this Agreement, and any other payment for severance or termination, as well as any payment made by the Company to the Employee based on the gross base monthly salary of US$51,923.08, will be paid in Mexican pesos applying the exchange rate in effect eight days before the date of payment, whenever such exchange rate is greater than $13 pesos per each $1 dollar.”

Clause 2. The Company and the Employee expressly agree that, except for the amendments pursuant to Clause 1 above, the remaining clauses of the Agreement and its Annexes remain valid and in full force in the same terms they were agreed upon.

Clause 3. The Company and the Employee expressly agree that in the event of a discrepancy between this Amendment and the Agreement and its Annexes, this Amendment shall prevail.

Clause 4.    Governing Law and Arbitration.
Both parties agree that, except as provided for herein, the provisions of the Mexican Labor Law shall apply, and as to any dispute arising in connection with the interpretation or enforcement of, and/or compliance with, this Agreement, the parties expressly submit to the jurisdiction and competence of the corresponding Conciliation and Arbitration Board.

IN WITNESS WHEREOF, the parties having read and being well aware of its contents and legal force, executed this Amendment in Mexico City, on the 23rd of February, 2015, date as of which this Amendment enters into force.

THE COMPANY
LA EMPRESA

/s/ ANTONIO GARZA CÁNOVAS
ANTONIO GARZA CÁNOVAS

THE EMPLOYEE
EL EMPLEADO

/s/ SALVADOR ÁLVAREZ VALDÉS
SALVADOR ÁLVAREZ VALDÉS